Exhibit 99.1

Kerr-McGee to Present at Energy Conference

Oklahoma City, March 7, 2005 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) senior vice president responsible for oil and gas exploration and production, will speak at the A. G. Edwards’ Energy Conference in Boston on March 15, at 1:30 p.m. EST. You can listen to the presentation by logging on to Kerr-McGee’s website at www.kerr-mcgee.com. Following the speech, the presentation slides will be archived on the website for 30 days.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion. For more information on the company, visit www.kerr-mcgee.com.

IMPORTANT INFORMATION

Kerr-McGee filed an amended preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) on March 2, 2005 relating to Kerr-McGee’s solicitation of proxies from the stockholders of Kerr-McGee with respect to the Kerr-McGee 2005 annual meeting of stockholders. Kerr-McGee and its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of proxies for the 2005 annual meeting. The amended preliminary proxy statement contains detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Kerr-McGee’s stockholders. Kerr-McGee will also be filing a definitive proxy statement and other relevant documents. KERR-MCGEE ADVISES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Kerr-McGee's proxy statement and other relevant documents may be obtained without charge from the SEC’s website at www.sec.gov and from Kerr-McGee at www.kerr-mcgee.com. You also may obtain a free copy of Kerr-McGee’s definitive proxy statement, when it becomes available, by contacting Georgeson Shareholder Communications Inc. toll free at 877-278-6310.

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Media Contacts:	Debbie Schramm Direct: 405-270-2877 Pager: 888-734-8294 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com
Investor Contact:	Rick Buterbaugh Direct: 405-270-3561

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